Exhibit 10.27

GRANT OF STOCK OPTION

THIS GRANT OF STOCK OPTION, made and entered into as of the          day of                     , 200   (the “Date of Grant”), is delivered by Casey’s General Stores, Inc., an Iowa corporation (the “Company”) to              (the “Director”), who is a member of the Board of Directors of the Company.

WHEREAS, the Board of Directors of the Company on August 29, 1994, adopted, subject to subsequent approval by the shareholders, the Casey’s General Stores, Inc. Non-Employee Directors’ Stock Option Plan (the “Plan”); and

WHEREAS, the Plan provides for the granting of stock options to Eligible Non-Employee Directors of the Company (as defined in the Plan) to purchase, or to exercise certain rights with respect to, shares of Common Stock of the Company (the “Common Stock”), in accordance with the terms and conditions thereof; and

WHEREAS, the Plan was approved by the shareholders of the Company on September 15, 1995; and

WHEREAS, the Director is an Eligible Non-Employee Director under the Plan and is entitled to receive an Annual Option Award described in Section 5 of the Plan.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Director, as of the Date of Grant, an option to purchase up to Two Thousand (2,000) shares of Common Stock at a price of $             per share (the “Option”), which the parties agree was the Option price per share, as of the Date of Grant, determined as provided in the Plan.

2. Exercise of Option. The Option may be exercised by Director at any time, and from time to time, in whole or in part, until the termination thereof as provided in paragraph 4 hereof.

3. Method of Exercise. The Option shall be exercised by written notice directed to the Secretary of the Company, stating the number of shares with respect to which the Option is being exercised and the expected date of purchase, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon. Shares of Common Stock purchased under the Option shall be paid for in full at the time of purchase. Such payment shall be made in cash or by tender of shares of Common Stock as provided in the Plan, and no shares shall be issued or delivered until full payment therefor has been made. Upon receipt of such payment, the Company shall make immediate delivery of such shares; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

4. Termination of Option. Except as herein otherwise stated, the Option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

(a) In the event of Director’s death, the legal representatives or beneficiaries of Director may exercise, within twelve (12) months following the date of Director’s death, the Option as to those shares of Common Stock subject to the Option at the time of Director’s death; or

(b) May 1, 20     (being the expiration of ten (10) years from the Date of Grant).

5. Adjustment of Option. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Company shall make such adjustment as it deems to be equitable in the number and kind of shares of Common Stock subject to the Option or in the Option price.

6. No Rights of Shareholders. Neither the Director nor any personal representative shall be, or shall have any of the rights of privileges of, a shareholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, until the shares of Common Stock are issued by the Company.

7. Non-Transferability of Option. During the Director’s lifetime, the Option may be exercised only by the Director and the Option shall not be transferable, except for exercise by the Director’s legal representatives or beneficiaries as provided in the Plan, nor shall the Option be subject to attachment, execution or other similar process. In the event of (i) any attempt by the Director to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Director and it shall thereupon become null and void.

8. Service as Director Not Affected. The granting of the Option or its exercise shall not be construed as granting to the Director any right with respect to continuation of service as a member of the Board of Directors of the Company.

9. Notice. Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at One Convenience Boulevard, Ankeny, Iowa 50021, and any notice to the Director shall be addressed to the Director at the current address shown on the records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage pre-paid, or delivered in person.

10. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option and this instrument shall in all respects be interpreted in accordance with the Plan. The CEO of the Company shall interpret and construe the Plan and this instrument, and his interpretation and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder with respect to any issue arising hereunder or thereunder.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Stock Option, and the Director has placed his or her signature hereon, effective as of the Date of Grant.

CASEY’S GENERAL STORES, INC.

By:
Ronald M. Lamb,
Chief Executive Officer

ATTEST:

By:
John G. Harmon, Senior Vice President
and Secretary

ACCEPTED AND AGREED TO:

By: